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Exhibit 10.21

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of July 19, 2004 (the "Effective Date"), by and between Telewest Global, Inc., a Delaware corporation (the "Company"), and Barry Elson (the "Executive").

        WHEREAS, the Executive possesses skills, experience and knowledge that are of value to the Company;

        WHEREAS, the Company desires to enlist the services of the Executive on behalf of the Company, and the Executive is willing to render such services on the terms and conditions set forth herein;

        WHEREAS, the Executive has been serving as Acting Chief Executive Officer of the Company and a member of the Company's Board of Directors (the "Board") following the departure of Charles Burdick; and

        WHEREAS, the Company and the Executive desire to formalize the terms of the Executive's employment pursuant to the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Employment Term. Subject to Section 6 hereof, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the 9-month anniversary of the consummation of the financial restructuring (the "Restructuring") of Telewest Communications plc (including the schemes of arrangement by Telewest Communications plc and Telewest Finance (Jersey) Limited) (the "Employment Term").

        2.     Title; Duties; Place of Employment. During the Employment Term, the Executive shall serve as Acting Chief Executive Officer of the Company and as a member of the Board. In such capacities, the Executive shall perform such operational duties, services and responsibilities as are commensurate with the Executive's positions, as well as such duties, services and responsibilities on behalf of the Company and its subsidiaries and affiliates (collectively, the "Company Affiliated Group"), in each case as may be determined from time to time by the Board. In performing such duties hereunder, the Executive shall report directly to the Board. The Executive shall devote the Executive's full business time, attention and skill to the performance of the Executive's duties, services and responsibilities hereunder and shall use the Executive's best efforts to promote the businesses and interests of the Company Affiliated Group. It is acknowledged and agreed that the Executive was initially hired while residing in the United States and was initially resident in the United States. During the Employment Term, the Company may direct the Executive to work at any location at which the Company maintains offices. In addition, during the Employment Term, the Executive shall engage in customary business travel related to the business and activities of the Company Affiliated Group.

        3.     Compensation. During the Employment Term, in full consideration of the performance by the Executive of the Executive's obligations hereunder to the Company and the other members of the Company Affiliated Group, the Company shall cause the Executive to be paid the following compensation:

        (a)   Base Salary. The Executive shall receive a base salary at an annual rate of $700,000 (the "Base Salary"). The Base Salary shall be payable in accordance with normal payroll practices in effect from time to time, but not less than monthly. The Base Salary shall be reviewed periodically by the Company for increase (but not decrease), and the term "Base Salary" shall include any such increase.

        (b)   Annual Bonus. For each calendar year ending during the Employment Term (pro rata for partial calendar years), the Company shall provide the Executive with the opportunity to earn an annual incentive bonus (the "Bonus") under the bonus plan applicable to senior management of the Company. The bonus plan applicable to the Executive shall initially provide for a Bonus of $200,000 for achieving "budget" levels, as reasonably determined by the Board, and subject to such other terms and conditions as reasonably determined by the Board with respect to senior management of the Company. The Bonus shall be payable in cash. In addition, the Executive shall be in the class of key employees eligible to receive special bonuses from time to time in the sole discretion of the Board.

        (c)   Stock Options. In connection with the consummation of the Restructuring, the Executive has been granted options to purchase 980,000 shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), pursuant to the Nonqualified Stock Option Agreement attached hereto as Exhibit A.

        (d)   Cash Award. At or as soon as practicable after the date on which the Executive and the Company enter into this Agreement, the Executive and the Company shall enter into the Stock Appreciation Right and Stock Unit Agreement in the form attached hereto as Exhibit B.

        4.     Benefits.

        (a)   During the Employment Term, the Executive shall be entitled to (i) participate in such employee and fringe benefit plans, policies, programs and arrangements of the Company Affiliated Group as are made available to similarly situated executives of the Company in effect from time to time (the "Benefit Plans"), (ii) reimbursement for reasonable business expenses incurred by the Executive in accordance with the Company's expense reimbursement policy as in effect from time to time and (iii) such other benefits as are set forth on Attachment A hereto.

        (b)   During each calendar year during the Employment Term (pro rata for partial calendar years), the Executive shall also be entitled to paid vacation in accordance with the Company's vacation policy in effect from time to time.

        5.     Taxes. The Executive shall be solely responsible for taxes imposed on the Executive by reason of any compensation and benefits provided under this Agreement, and all such compensation and benefits shall be subject to applicable withholding taxes; provided, however, that the Executive shall receive tax equalization payments in respect of any period (i) during which the Employment Term is in effect and (ii) if applicable, following the Employment Term to the extent that the Executive is provided with payments and benefits under this Agreement during such period, in each case regardless of the reason of the Executive's termination of employment. The Company shall (or shall cause one of its affiliates to) bear and be responsible for all costs associated with the determination of any such tax equalization payments and the preparation of any applicable documentation. The Company shall (or shall cause one of its affiliates to) pay any such tax equalization payments to the applicable taxing authorities not later than the date on which such taxes are due. In the event that (x) the Company adopts a formal tax equalization policy or (y) the Executive and the Company or any of its Affiliates are parties to a secondment agreement that provides for tax equalization benefits, then the Executive shall be entitled to tax equalization benefits pursuant to such policy or secondment agreement or pursuant to this Section 5, whichever are greater.

        6.     Termination.

          (a)   The Employment Term and, unless the parties agree otherwise, the Executive's employment with the Company shall terminate upon the expiration of the Employment Term or upon the earlier occurrence of any of the following events (the date of termination, the "Termination Date"):

              (i)  The death of the Executive.

             (ii)  The termination of the Executive's employment by the Company for Cause. For purposes of this Agreement, "Cause" shall mean that the Board has made a good faith determination, after providing the Executive with reasonably detailed written notice, at least ten business days to cure (other than with respect to clause (D), which shall be deemed incurable) and a reasonable opportunity to be heard on the issues at a Board meeting, that the Executive has engaged in any of the following:

              (A)  the Executive's dishonesty, willful misconduct or gross negligence in the performance of the Executive's duties under this Agreement;

              (B)  willful misrepresentation at any time by the Executive to any member of the Company Affiliated Group;

              (C)  the Executive's intentional failure or refusal to perform reasonably assigned duties;

              (D)  any indictment for, conviction of, or plea of guilty or nolo contendere to, (x) any felony or (y) any crime (whether or not a felony) involving dishonesty, fraud or breach of trust, whether of the United States or any state thereof or any similar non-U.S. law to which the Executive may be subject;

              (E)  any willful or grossly negligent failure by the Executive to comply with any written rules, regulations, policies or procedures of the Company furnished to the Executive which, if not complied with, would reasonably be expected to have a material adverse effect on the business or financial condition of the Company; or

              (F)  the Executive's breach of the Executive's covenants contained in Section 8 this Agreement, and the Executive's willful breach of the Executive's covenants contained in any other Section of this Agreement.

            (iii)  The termination of the Executive's employment by the Company by reason of the Executive's Disability. For purposes of this Agreement, "Disability" shall have the meaning under the long-term disability plan applicable to the Executive, as in effect from time to time, or, if no such plan is in effect, the inability of the Executive to perform the Executive's duties, services and responsibilities hereunder by reason of a physical or mental infirmity, as reasonably determined by the Board, for a total of 180 days in any twelve-month period during the Employment Term.

            (iv)  The termination of the Executive's employment by the Company without Cause upon at least thirty business days' written notice to the Executive.

             (v)  The termination of the Executive's employment by the Executive for any reason upon at least sixty business days' written notice to the Company.

          (b)   In the event of termination of the Executive's employment for any reason other than death or Disability, the Executive agrees to cooperate with the members of the Company Affiliated Group and to be reasonably available to the members of the Company Affiliated Group with respect to matters arising out of the Executive's employment hereunder, whether such matters are business-related, legal or otherwise. The Company shall cause the Executive to be reimbursed for reasonable expenses that the Executive incurs in providing any such cooperation.

          (c)   Upon termination of the Executive's employment for any reason, the Executive shall be deemed to have resigned from all positions (as an employee, officer or director) with any member of the Company Affiliated Group.

          (d)   It is acknowledged that the Executive may during his employment be granted rights upon the terms and subject to the conditions of the rules from time to time of the Telewest Global, Inc. 2004 Stock Incentive Plan or any other profit sharing, share incentive, share option, bonus or phantom option scheme operated by the Company or any member of the Company Affiliated Group with respect to shares of Common Stock of the Company or any member of the Company Affiliated Group. If, on termination of the Executive's position with the Company, whether lawfully or in breach of contract the Executive loses any of the rights or benefits under such scheme (including rights or benefits which the Executive would not have lost had he not been terminated) the Executive shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any compensation for the loss of any rights under any such scheme. Nothing set forth in this Section 6(d) should be construed at the time of the Executive's termination as constituting a waiver of any express rights the Executive has under the terms of this Agreement or under any incentive scheme or a waiver of any vested rights the Executive may have under any applicable Company welfare and benefit plan(s) or policy(ies). In the event that this Agreement expressly provides a more favorable treatment for the Executive upon his termination of employment than under any Company welfare and benefit plan or policy, the terms of this Agreement shall control under such plan or policy upon such termination.

        7.     Termination Payments.

          (a)   If the Executive's employment with the Company terminates by reason of the expiration of the Employment Term or during the Employment Term pursuant to clause (i), (ii), (iii) or (v) of Section 6 of this Agreement, the Company shall cause the Executive to be paid (x) any earned and unpaid Base Salary as of the Termination Date, (y) reimbursement of any unreimbursed business expenses properly incurred on or prior to the Termination Date and (z) such other benefits to which the Executive may be entitled as a terminated employee under the Benefit Plans (the "Accrued Compensation").

          (b)   If (1) the Company terminates the Executive's employment during the Employment Term without Cause pursuant to clause (iv) of Section 6 of this Agreement, or (2) prior to the end of the Employment Term the Company does not offer to continue the Executive's employment as permanent Chief Executive Officer on substantially the same terms and conditions as set forth in this Agreement, then the Company shall cause the Executive to be paid (i) the Accrued Compensation, (ii) a severance payment equal to $58,333 per month of service (pro rated for partial months and including service with Telewest Communications plc prior to the Effective Date), not to exceed a maximum of $700,000 (the payment set forth in this clause (ii), the "Severance Pay"), and (iii) any Bonus as to which the applicable calendar year has been fully completed as of the Termination Date (whether or not bonuses have been determined in respect of such calendar year for other members of senior management) to be paid as and when such bonuses are paid to other members of senior management. The Severance Pay shall be paid in a lump sum within ten days following the Termination Date.

          (c)   If the Executive's employment with the Company terminates because the Executive determines in good faith, based on the advice of his doctor, that he can no longer perform his duties to the Company because of serious illness, then the Executive and the Company shall negotiate in good faith to determine an appropriate severance arrangement for the Executive.

          (d)   Notwithstanding any other provision of this Agreement, no Severance Pay shall become due or payable under this Agreement unless and until the Executive executes the general release of claims attached hereto as Attachment B and such release has become irrevocable. The Severance Pay shall constitute the exclusive payments in the nature of severance or termination pay which shall be due to the Executive upon the Executive's termination of employment and shall be in lieu of any other such payments under any plan, program, policy or other arrangement which has heretofore been or shall hereafter be established by any member of the Company Affiliated Group. The Executive shall have no obligation to mitigate any amounts payable to the Executive under this Agreement, whether by seeking employment or otherwise, and the amount of any payment or benefit due the Executive shall not be reduced or offset by any payment or benefit that the Executive may receive from any other source.

        8.     Employee Covenants.

          (a)   Unauthorized Disclosure. The Executive agrees and understands that in the Executive's position with the Company, the Executive has been and will be exposed to and has and will receive information relating to the confidential affairs of the Company Affiliated Group, including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company Affiliated Group and other forms of information considered by the Company Affiliated Group to be confidential and in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the "Confidential Information"). The Executive agrees that at all times during the Executive's employment with the Company and thereafter, the Executive shall not disclose such Confidential Information, either directly or indirectly, to any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof (each a "Person"), without the prior written consent of the Company and shall not use or attempt to use any such information in any manner other than in connection with the Executive's employment with the Company, unless required by law to disclose such information, in which case the Executive shall provide the Company with written notice of such requirement as far in advance of such anticipated disclosure as possible so as to enable the Company to seek an appropriate protective order or confidential treatment. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Executive's employment with the Company, the Executive shall promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Executive during or prior to the Executive's employment with the Company, and any copies thereof in the Executive's (or capable of being reduced to the Executive's) possession.

          (b)   Non-Competition. By and in consideration of the Company's entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder, and in further consideration of the Executive's exposure to the Confidential Information of the Company Affiliated Group, the Executive agrees that the Executive shall not, during the Executive's employment with the Company (whether during the Employment Term or thereafter) and for a two-year period thereafter (the "Restriction Period"), directly or indirectly, be, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a stockholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); provided, that in no event shall ownership of one percent or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be prohibited by this Section 8(b), so long as the Executive does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a stockholder thereof. For purposes of this Section 8(b), "Restricted Enterprise" shall mean any Person that is engaged, directly or indirectly, in (or intends or proposes to engage in, or has been organized for the purpose of engaging in) the provision of video, telephone, high speed data and related content-generation services, in the United Kingdom. During the two-year period following the termination of the Executive's employment with the Company, upon request of the Company, the Executive shall notify the Company of the Executive's then-current employment status.

          (c)   Non-Solicitation of Employees. During the Restriction Period, the Executive shall not directly or indirectly contact, induce or solicit (or assist any Person to contact, induce or solicit) for employment, other than on behalf of the Company Affiliated Group, any person who is, or within twelve months prior to the date of such solicitation was, an employee of any member of the Company Affiliated Group employed as a director or in a senior executive capacity or who held a managerial position or a senior technical role and with whom the Executive had business dealings during the course of his employment by the Company at any time during the twelve months immediately prior to the Termination Date or whom the Executive knew to be key to the business of any member of the Company Affiliated Group.

          (d)   Non-Solicitation of Customers. During the Restriction Period, the Executive shall not (i) contact, induce or solicit (or assist any Person to contact, induce or solicit) any Person which has a business relationship with any member of the Company Affiliated Group to terminate, curtail or otherwise limit such business relationship, or (ii) solicit, other than on behalf of the Company Affiliated Group, any Person that the Executive knows or should have known (x) is a current customer of any member of the Company Affiliated Group, (y) was, within twelve months prior to the date of such solicitation, a customer of any member of the Company Affiliated Group or (z) is a Person with respect to which the Company or any of its affiliates has, within the twelve months prior to the date of such solicitation, devoted more than de minimis resources in an effort to cause such Person to become a customer of any member of the Company Affiliated Group and in each case where the Executive had business dealings with such Person during the course of his employment by the Company at any time in the twelve months immediately prior to the Termination Date or whom the Executive knew to be key to the business of any member of the Company Affiliated Group.

          (e)   Proprietary Rights. The Executive shall disclose promptly to the Company any and all inventions, discoveries, and improvements (whether or not patentable or registrable under copyright or similar statutes), and all patentable or copyrightable works, initiated, conceived, discovered, reduced to practice, or made by the Executive, either alone or in conjunction with others, during the Executive's employment with the Company and related to the business or activities of any member of the Company Affiliated Group (the "Developments"). Except to the extent any rights in any Developments constitute a work made for hire under the U.S. Copyright Act, 17 U.S.C. § 101 et seq. that are owned ab initio by the Company or other members of the Company Affiliated Group (or both), the Executive assigns all of the Executive's right, title and interest in and to all Developments (including all intellectual property rights therein) to the Company or its nominee without further compensation, including all rights or benefits therefor, including, without limitation, the right to sue and recover for past and future infringement. The Executive acknowledges that any rights in any Developments constituting a work made for hire under the U.S. Copyright Act, 17 U.S.C § 101 et seq. are owned upon creation by the Company or other members of the Company Affiliated Group as the Executive's employers. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interests of the Company Affiliated Group therein. These obligations shall continue beyond the end of the Executive's employment with the Company with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Executive while employed by the Company and shall be binding upon the Executive's employers, assigns, executors, administrators and other legal representatives. In connection with the Executive's execution of this Agreement, the Executive has informed the Company in writing of any interest in any inventions or intellectual property rights that the Executive holds as of the date hereof. If the Company is unable for any reason, after reasonable effort, to obtain the Executive's signature on any document needed in connection with the actions described in this Section 8(e), the Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive's agent and attorney in fact to act for and in the Executive's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 8(e) with the same legal force and effect as if executed by the Executive.

          (f)    Remedies. The Executive agrees that any breach of the terms of this Section 8 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Executive therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach, any threatened breach and any continued breach by the Executive and any and all Persons acting for or with the Executive, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the obligation of the Executive to return the Severance Pay to the Company. The terms of this Section 8(f) shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Executive. The Executive and the Company further agree that the covenants contained in this Section 8 are reasonable and necessary to protect the businesses of the Company Affiliated Group because of the Executive's access to Confidential Information and the Executive's material participation in the operation of such businesses. Should a court or arbitrator determine, however, that any provision this Section 8 is unreasonable or unenforceable, either in period of time, geographical area, or otherwise, the parties hereto agree that the covenant should be interpreted and enforced to the maximum extent possible in accordance with law. The existence of any claim or cause of action by the Executive against any member of the Company Affiliated Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained in this Section 8.

        9.     Executive's Representation. The Executive represents to the Company that the Executive's execution and performance of this Agreement does not violate any agreement or obligation (whether or not written) that the Executive has with or to any person or entity including, without limitation, any prior employer.

        10.   Non-Waiver of Rights. The failure of a party to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms.

        11.   Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery, by a reputable same-day or overnight courier service (charges prepaid), by registered or certified mail, postage prepaid, return receipt requested or by facsimile to the recipient with a confirmation copy to follow the next day to be delivered by personal delivery or by a reputable same-day or overnight courier service to:

      If to the Company:

      Telewest Global, Inc.
      c/o Wilmington Trust SP Services, Inc.
      1105 No. Market Street
      Suite 1300
      Wilmington, DE 19801
      Facsimile: (302) 651-8371

      If to the Executive, at the most recent address and facsimile number contained in the Company's records.

        Each party shall give notice to the other party in advance of any change to his or its address or facsimile number.

        12.   Data Protection. The Executive consents to the Company and any member of the Company Affiliated Group processing data relating to him at any time (whether before, during or after the Employment Term) for the following purposes:

          (a)   performing its obligations under the Agreement (including remuneration, payroll, pension, insurance and other benefits, tax and national insurance obligations);

          (b)   the legitimate interests of the Company and any member of the Company Affiliated Group including any sickness policy, working time policy, investigating acts or defaults (or alleged or suspected acts or defaults) of the Executive, security, management forecasting or planning and negotiations with the Executive;

          (c)   processing in connection with any merger, sale or acquisition of a company or business in which the Company or any member of the Company Affiliated Group is involved or any transfer of any business in which the Executive performs his duties; and

          (d)   transferring data to countries outside the European Economic Area for the purposes of processing by the Company in the Company's home state.

        13.   Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Executive shall not assign all or any portion of this Agreement without the prior written consent of the Company. For purposes of this Agreement, the term "Company Affiliated Group" shall be deemed to refer to each predecessor of, and successor to, each member of the Company Affiliated Group (by merger or otherwise), and the term "Board" shall be deemed to refer to the Board of Directors or similar body of such predecessor or successor.

        14.   Entire Agreement. This Agreement, including the Exhibits hereto, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

        15.   Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

        16.   Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the principles of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the United States and the states thereof (collectively, the "Selected Courts") for any action or proceeding relating to this Agreement, agrees not to commence any action or proceeding relating thereto except in the Selected Courts, and waives any forum or venue objections to the Selected Courts.

        17.   Modifications. No provision of this Agreement may be modified, altered or amended except by an instrument in writing executed by the parties hereto.

        18.   Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement, and shall not in any way affect the meaning or interpretation of this Agreement.

        19.   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[signature page follows]

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Executive has hereunto set the Executive's hand, on the day and year first above written.

TELEWEST GLOBAL, INC.
/s/ Barry Elson	/s/ Cob Stenham
Barry Elson
By: Cob Stenham
Title: Chairman

Attachment A
 Additional Benefits

1.
During the Employment Term, the Executive shall be provided, at the cost of the Company (or one of its Affiliates), with a standard 2-bedroom apartment or the equivalent thereof while on assignment outside the United States. In addition, in each calendar year during the Employment Term, the Executive shall be provided with five (5) round-trip, business-class tickets to the United States, and the Executive's immediate family shall be provided with three (3) round-trip, business-class tickets to the United Kingdom.

2.
During the period that the Executive provides services in the United Kingdom prior to locating suitable housing, the Executive shall be provided with temporary living expenses as reasonably agreed to with the Board. During any period that the Executive is receiving such temporary living expenses, the Executive shall not receive the housing referred to in paragraph 1 above.

3.
The Company shall (or shall cause one of its affiliates to) bear the cost of obtaining the Executive's work permit.

(To the maximum extent possible, the Company shall (or shall cause one of its affiliates to) pay the costs of the foregoing benefits directly, rather than through reimbursement of, or advancement of expenses to, the Executive.)

Attachment B
 GENERAL RELEASE

        1.     General Release.

        In consideration of the payments and benefits (the "Severance Payments") to be received by Barry Elson (the "Employee") pursuant to the Employment Agreement to which he and Telewest Global, Inc. are parties, dated as of July 19, 2004 (the "Employment Agreement"), the sufficiency of which the Employee acknowledges, the Employee, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge Telewest Global, Inc. (the "Company") and each of its subsidiaries and affiliates (the "Company Affiliated Group"), their present and former officers, directors, shareholders, executives, agents, attorneys, employees and employee benefit plans (and the fiduciaries thereof), and the successors, predecessors and assigns of each of the foregoing (collectively, the "Company Released Parties"), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity, including, without limitation, any and all claims (i) arising out of or in any way connected with the Employee's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (v) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 ("Title VII"), the Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act ("ADA"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Age Discrimination in Employment Act ("ADEA") and any similar or analogous state or local statute, excepting only:

    (A) rights of the Employee under this General Release and under the Employment Agreement;

    (B) rights of the Employee relating to stock options and restricted stock held by the Employee as of the date of his termination of employment (the "Termination Date");

    (C) the right of the Employee to receive COBRA continuation coverage in accordance with applicable law;

    (D) rights to indemnification the Employee may have (i) under applicable corporate law, (ii) under the by-laws or certificate of incorporation of any Company Released Party or (iii) as an insured under any director's and officer's liability insurance policy now or previously in force;

    (E) claims (i) for benefits under any health, disability, retirement, life insurance or other, similar employee benefit plan (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group and (ii) for earned but unused vacation pay through the Termination Date in accordance with applicable policy of the Company Affiliated Group; and

    (F) claims for the reimbursement of unreimbursed business expenses incurred prior to the Termination Date pursuant to applicable policy of the Company Affiliated Group.

        2.     No Admissions. The Employee acknowledges and agrees that this General Release is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

        3.     Application to All Forms of Relief. This General Release applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney's fees and expenses.

        4.     Specific Waiver. The Employee specifically acknowledges that his acceptance of the terms of this General Release is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employee is not permitted to waive.

        5.     Payment of Severance Payment. The Employee shall have a period of 21 days following the Termination Date to consider whether to execute this General Release. If the Employee accepts the terms hereof and executes this General Release prior to the expiration of such 21-day period, he may thereafter, for a period of 7 days following (and not including) the date of execution, revoke this General Release. If no such revocation occurs, this General Release shall become irrevocable in its entirety, and binding and enforceable against the Employee, on the day next following the day on which the foregoing seven-day period has elapsed.

        6.     No Complaints or Other Claims. The Employee acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

        7.     Effect of Invalidity of Release. In addition to any other remedy available to the Company hereunder, in the event that this General Release becomes null and void or is otherwise determined not to be enforceable by the Company for any reason, then (i) the Company shall cease to have any obligation to pay any unpaid portion of the Severance Payments and (ii) the Employee shall promptly repay to the Company any portion of the Severance Payments that has been paid to him.

        8.     Return of Property and Information. The Employee agrees to return to the Company all documents, files, and other property and information of any kind belonging to any member of the Company Affiliated Group not later than the Termination Date.

        9.     Non-disparagement. From and after the Termination Date, the Employee shall not make or publish any disparaging statements (whether written or oral) regarding any member of the Company Affiliated Group or the affiliates, directors, officers or employees of any of them, and the Company shall not, and shall use reasonable efforts to cause its directors and officers to not, make or publish any disparaging statements (whether written or oral) regarding the Employee.

        10.   Governing Law. Except for issues or matters as to which federal law is applicable, this General Release shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

IN WITNESS WHEREOF, this General Release has been signed by or on behalf of each of the parties, all as of the date first above written.

TELEWEST GLOBAL, INC.
Barry Elson
By:
Dated:
Its:
Dated:

Exhibit A

NONQUALIFIED STOCK OPTION AGREEMENT

        THIS AGREEMENT (this "Agreement"), made as of the 19th day of July, 2004 (the "Effective Date"), between Telewest Global, Inc., a Delaware corporation (the "Company"), and Barry Elson (the "Executive").

        WHEREAS, the Executive and the Company have entered into an Employment Agreement, dated as of July 19, 2004 (the "Employment Agreement");

        WHEREAS, on the Effective Date, Telewest Communications plc consummated a financial restructuring, as a result of which Telewest Communications plc and its affiliates (other than the Company) have become subsidiaries of the Company;

        WHEREAS, the Company has adopted the Telewest Global, Inc. 2004 Stock Incentive Plan (the "Plan") in order to grant equity compensation to (among others) officers and employees of the Company and its Subsidiary Corporations; and

        WHEREAS, as provided in Section 3(c) of the Employment Agreement, the Company's Compensation Committee has determined to grant an Option to the Executive as provided herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        1.     Grant of Option.

        The Company hereby grants to the Executive the right and option (the "Option") to purchase all or any part of an aggregate of 980,000 whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and in the Plan. The Option is not intended to qualify as an Incentive Stock Option. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

        2.     Purchase Price.

        The price at which the Executive shall be entitled to purchase Shares upon the exercise of the Option shall be $13.70 per Share (the "Option Price").

        3.     Duration of Option.

        The Option shall be exercisable to the extent and in the manner provided herein for a period of ten years from the Effective Date (the "Term"); provided, however, that the Option may terminate earlier as provided in Section 6 hereof.

        4.     Exercisability of Option.

          4.1   Subject to Sections 4.2 and 6 hereof and to the Plan, (i) the Option shall become exercisable as to 245,000 Shares subject to the Option as of the Effective Date, (ii) the Option shall become exercisable as to 36,750 Shares subject to the Option as of July 31, 2004 and (iii) the Option shall become exercisable as to the remaining Shares subject to the Option in 19 equal installments, with the first such installment becoming exercisable on January 19, 2005 and the remaining installments becoming exercisable on the first day of each of the next 18 three-month anniversaries of such date.

          4.2   Upon the occurrence of an Acceleration Event, 50% of the unvested portion of the Option shall immediately vest and become fully exercisable. Notwithstanding any provision to the contrary set forth in the Plan, the remaining unvested portion of the Option after application of the immediately preceding sentence shall not vest or become exercisable in the event of an Acceleration Event if, in connection with such Acceleration Event, the Company, a successor to the Company or the ultimate parent of the Company or such successor following such Acceleration Event offers to continue the employment of the Executive and to provide compensation and employee benefits that, in the aggregate, are substantially similar, as nearly as practicable, to the compensation and employee benefits provided to him immediately prior to the Acceleration Event (in each case excluding equity compensation). If such an offer is not made to the Executive, such remaining unvested portion of the Option at the time of the Acceleration Event shall immediately vest and become fully exercisable.

        5.     Manner of Exercise and Payment.

          5.1   Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company at its principal executive office. Such notice shall state that the Executive is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse on this Agreement a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.

          5.2   The notice of exercise described in Section 5.1 shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Executive.

          5.3   Upon receipt of notice of exercise, full payment for the Shares in respect of which the Option is being exercised, and full satisfaction of the Executive's obligation for Withholding Taxes (as hereinafter defined), the Company shall take such action as may be necessary to effect the transfer to the Executive of the number of Shares subject to such exercise.

          5.4   The Executive shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Executive shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Executive, and (iii) the Executive's name shall have been entered as a stockholder of record on the books of the Company, whereupon the Executive shall have full voting and other ownership rights with respect to such Shares.

        6.     Termination of Employment.

          6.1   Upon termination of the Executive's employment for any reason, any portion of the Option which is not exercisable as of the date of such termination shall be automatically forfeited as of the date of such termination. Upon termination of the Executive's employment by the Company for Cause (as defined in the Employment Agreement), any unexercised portion of the Option (whether exercisable or not exercisable) shall be automatically forfeited as of the date of such termination.

          6.2   Upon termination of the Executive's employment for any reason other than by the Company for Cause (as defined in the Employment Agreement), the portion of the Option that is exercisable as of the date of such termination shall remain exercisable until the six-month anniversary of the date of such termination (but not beyond the end of the Term); provided, however, that any portion of the Option that has become exercisable pursuant to Section 4.2 of the Agreement by reason of an Acceleration Event shall remain exercisable for one year following the date of such termination (but not beyond the end of the Term).

        7.     Non-transferability.

        The Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). During the lifetime of the Executive, the Option shall be exercisable only by the Executive or his legal guardian or legal representatives.

        8.     No Right to Continued Employment.

        Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Executive any right with respect to continuance of employment by the Company or any Subsidiary Corporation, nor shall this Agreement or the Plan interfere in any way with the right of the Company or any such Subsidiary Corporation to terminate the Executive's employment at any time.

        9.     Withholding of Taxes.

        The Company shall have the right to deduct from any payment of cash to the Executive an amount equal to the federal, state, local and non-U.S. income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to the exercise or other settlement of the Option. The Executive shall make arrangements satisfactory to the Company to pay the Withholding Taxes to the Company prior to the issuance of any Shares subject to the Option or other payment or distribution made pursuant to the Option.

        10.   Executive Bound by the Plan.

        The Executive hereby acknowledges receipt of a copy of the Plan and agrees that he and the Option shall be bound by all the terms and provisions thereof.

        11.   Modification of Agreement.

        This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

        12.   Severability.

        Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

        13.   Governing Law.

        The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

        14.   Successors in Interest.

        This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and successors. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Executive's heirs, executors, administrators and successors.

[signature page follows]

TELEWEST GLOBAL, INC.
		By:	/s/ Cob Stenham
		Name:	Cob Stenham
		Title:	Chairman
ACCEPTED AND AGREED
By:	/s/ Barry Elson
Barry Elson

Exhibit B

STOCK APPRECIATION RIGHT AND STOCK UNIT AGREEMENT

        AGREEMENT (this "Agreement"), made as of April 1, 2005, between Telewest Global, Inc., a Delaware corporation (the "Company"), and Barry Elson (the "Executive").

        WHEREAS, the Executive and the Company have entered into an Employment Agreement, dated as of July 19, 2004 (the "Employment Agreement");

        WHEREAS, on July 19, 2004, Telewest Communications plc consummated a financial restructuring, as a result of which Telewest Communications plc and its affiliates (other than the Company) have become subsidiaries of the Company; and

        WHEREAS, the Employment Agreement provides for the Executive to receive the Award set forth herein subject to the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto agree as follows:

        1.     Definitions.

          (a)   "Acceleration Event" shall have the meaning set forth on Exhibit 1 attached hereto.

          (b)   "Applicable Number" shall mean, subject to Section 4, a number determined by multiplying 245,000 by a fraction, the numerator of which is the number of full calendar quarters that elapse following July 1, 2004 up to and including the Payment Date and the denominator of which is twelve; provided, that in no event shall the Applicable Number exceed 245,000.

          (c)   "Common Stock" shall mean shares of common stock, par value $0.01 per share, of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

          (d)   "Fair Market Value of a Share of Common Stock" as of any date shall mean (i) if the Common Stock is traded in a stock exchange, on an over-the-counter market, or otherwise, the closing price for a share of Common Stock in such market on such date or, if there were no such sales on the particular date, but there were such sales of Common Stock on dates within a reasonable period both before and after the particular date, the weighted average of the closing sale prices on the nearest date before and nearest date after the particular date, (ii) if the provisions of clause (i) are inapplicable because actual sales are not available during a reasonable period beginning before and ending after the particular date, the average between the bona fide bid and asked prices on the particular date, or if none, the weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the particular date, if both such nearest dates are within a reasonable period, (iii) if the provisions of clauses (i) and (ii) are inapplicable because no actual sale prices or bona fide bid and asked prices are available on a date within a reasonable period before the particular date, but such prices are available on a date within a reasonable period after the valuation date, or vice versa, then the average between the highest and lowest available sales prices or bid and asked prices, or (iv) if none of clauses (i), (ii) or (iii) is applicable, such value as the Compensation Committee in its discretion may determine.

          (e)   "Payment Date" shall mean the first to occur of (i) July 19, 2008 and (ii) the date of the Executive's termination of employment with the Company and its affiliates for any reason; provided, that, if Section 409A of the Internal Revenue Code of 1986, as amended, requires that the Payment Date be postponed in order to comply therewith, the Payment Date shall be so postponed until the earliest date that complies therewith.

          (f)    "Stock Appreciation Right" shall mean the right of the Executive to receive a Stock Unit subject to the terms of this Agreement.

          (g)   "Stock Unit" shall mean the right of the Executive to receive, for each Stock Unit, a lump sum amount of cash equal to (i) the Fair Market Value of a Share of Common Stock on the Payment Date plus (ii) the amount of dividends paid on a share of Common Stock, if any, from the period beginning on July 31, 2004 and ending on the Payment Date.

        2.     Grant of Stock Appreciation Rights.

        Subject to the terms and conditions of this Agreement, the Company hereby grants to the Executive 245,000 Stock Appreciation Rights.

        3.     Automatic Exercise of Stock Appreciation Rights on the Payment Date.

        On the Payment Date, (i) a number of Stock Appreciation Rights equal to the Applicable Number shall automatically be exercised and shall be converted into an equal number of Stock Units, (ii) the Company shall pay the Executive (or cause the Executive to be paid) cash in satisfaction of such Stock Units as soon as practicable after the Payment Date, and (iii) any Stock Appreciation Rights in excess of the Applicable Number shall be forfeited.

        4.     Effect of an Acceleration Event.

        Upon the occurrence of an Acceleration Event, the Applicable Number shall be deemed to be the sum of (i) the Applicable Number immediately prior to the Acceleration Event plus (ii) 50% of the result obtained by subtracting (x) 245,000 minus (y) the Applicable Number immediately prior to the Acceleration Event. In addition, if, in connection with an Acceleration Event, the Company, a successor to the Company or the ultimate parent of the Company or such successor following such Acceleration Event does not offer to continue the employment of the Executive and to provide compensation and employee benefits that are substantially similar, as nearly as practicable, to the compensation and employee benefits set forth in the Employment Agreement (in each case excluding equity compensation), then the Applicable Number shall be deemed to be 245,000.

        5.     Adjustments.

        If there is any change in the number of shares of Common Stock through the declaration of stock or cash dividends, or recapitalization resulting in stock splits or reverse stock splits, or combinations or exchanges of such shares, or other corporate actions or transactions affecting the capitalization of the Company, the Applicable Number shall be proportionately adjusted by the Compensation Committee of the Board of Directors of the Company to reflect any increase or decrease in the number of issued shares so as to in the Compensation Committee's judgment and sole discretion prevent the diminution or enlargement of the benefits intended hereby. In the event of any other extraordinary corporate transaction, including, without limitation, distributions of cash or other property to the Company's shareholders, the Compensation Committee may equitably adjust outstanding the Applicable Number as it deems appropriate.

        6.     No Right to Continued Employment.

        Nothing in this Agreement shall be interpreted or construed to confer upon the Executive any right with respect to continuance of employment by the Company or any of its affiliates, nor shall this Agreement interfere in any way with the right of the Company or any such affiliate to terminate the Executive's employment at any time.

        7.     Withholding of Taxes.

        The Executive shall pay to the Company the applicable federal, state and local income and employment taxes (U.S. and non-U.S.) required by law to be withheld or paid (the "Withholding Taxes"), if any, upon the payment of cash pursuant to this Agreement. The Company shall have the right to deduct from any payment of cash to the Executive an amount equal to the Withholding Taxes in satisfaction of the Executive's obligation to pay Withholding Taxes.

        8.     Modification of Agreement.

        This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

        9.     Severability.

        Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

        10.   Governing Law.

        The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

        11.   Successors in Interest; Transfer.

        This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Executive's heirs, executors, administrators and successors. All obligations imposed upon the Executive and all rights granted to the Company under this Agreement shall be binding upon the Executive's heirs, executors, administrators and successors. This Agreement is not assignable by the Executive.

        IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Agreement effective as of the date first written above.

TELEWEST GLOBAL, INC.
		By:	/s/ Cob Stenham
		Name:	Cob Stenham
		Title:	Chairman

ACCEPTED AND AGREED

By:	/s/ Barry Elson
Barry Elson

Exhibit 1

Definition of "Acceleration Event"

        An "Acceleration Event" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred; provided, that the transactions effected by the financial restructuring of Telewest Communication plc (including the schemes of arrangement by Telewest Communications plc and Telewest Finance (Jersey) Limited)), shall in no event constitute an Acceleration Event:

        (1)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of Paragraph (3) below; or

        (2)   the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on July 19, 2004, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

        (3)   there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

        (4)   the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company immediately prior to such sale.

        Notwithstanding the foregoing, an Acceleration Event shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        For purposes of this definition:

          (a)   "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

          (b)   "Board" shall mean the Board of Directors of the Company.

          (c)   "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

QuickLinks

EMPLOYMENT AGREEMENT
NONQUALIFIED STOCK OPTION AGREEMENT
STOCK APPRECIATION RIGHT AND STOCK UNIT AGREEMENT
Exhibit 1 Definition of "Acceleration Event"